Exhibit 99.1

NEWS RELEASE

Contacts:

Main Street Capital Corporation

Dwayne L. Hyzak, COO, dhyzak@mainstcapital.com

Brent D. Smith, CFO, bsmith@mainstcapital.com

713-350-6000

Dennard • Lascar Associates, LLC

Ken Dennard | ken@dennardlascar.com

Jenny Zhou | jzhou@dennardlascar.com

713-529-6600

Main Street Closes Public Offering of Common Stock

Underwriters Fully Exercise Option to Purchase Additional Shares

HOUSTON, March 13, 2015 — Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) announced that it closed the previously announced underwritten public offering of 3,800,000 shares of common stock.  In addition, the underwriters fully exercised their option to purchase 570,000 additional shares.  Including the exercise of the underwriters’ option, the total number of shares sold in the offering was 4,370,000. Net proceeds to Main Street from the offering, including exercise of the underwriters’ option to purchase additional shares and after deducting underwriting discounts and estimated offering expenses payable by Main Street, were approximately $128 million.

Main Street intends to use all of the net proceeds from this offering to initially repay outstanding debt borrowed under its credit facility, and then through re-borrowing under the credit facility, to make investments in accordance with its investment objective and strategies, to make investments in marketable securities and idle funds investments, to pay operating expenses and other cash obligations, and for general corporate purposes.

Raymond James, Baird and RBC Capital Markets acted as joint book-running managers for this offering, and Sanders Morris Harris acted as co-manager for this offering.  The shares were sold pursuant to an effective shelf registration statement on Form N-2 that has been filed with, and has been declared effective by, the U.S. Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares referred to in this press release.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio.  Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street’s common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.”  In addition, Main Street has outstanding 6.125% Notes due 2023, which trade on the NYSE under the symbol “MSCA.”

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements, which are based upon Main Street management’s current expectations and are inherently uncertain. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s control, and that Main Street may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual performance and results could vary materially from these estimates and projections of the future. Such statements speak only as of the time when made and are based on information available to Main Street as of the date hereof and are qualified in their entirety by this cautionary statement.  Main Street assumes no obligation to revise or update any such statement now or in the future.

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